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                                                                 Exhibit (21)(a)

                         SUBSIDIARIES OF THE REGISTRANT

The following are wholly-owned subsidiaries of the Registrant:

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
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NAME                                               TRADE NAME(S)                            STATE OF INCORPORATION
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
Miller Plant Farms, Inc.                           Miller Plant Farms                       Delaware
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Calloway's Nursery of Texas, Inc.
(formerly Reynolds Land, Inc.)                     Calloway's Nursery                       Delaware
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Cornelius Nurseries, Inc.                          Cornelius Nurseries
                                                   Turkey Creek Farms
                                                   Wholesale Landscape Distributors         Texas
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